EXHIBIT 99.1

                               HOMEFED CORPORATION

                             AUDIT COMMITTEE CHARTER

This Charter is intended as a component of the flexible framework within which the Board of Directors of the Company (the "Board"), assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company's Certificate of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations.


PURPOSE

           The primary purpose of the Audit Committee (the "Committee") is to assist the Board in overseeing (i) the conduct and integrity of financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, (ii) the Company's systems of internal accounting and financial and disclosure controls, (iii) compensation of the Company's independent auditor, its independence, its conduct of the annual audit and its engagement for any other services, and (v) the preparation of the audit committee report required by SEC rules to be included in the Company's annual proxy statement.

           In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention or deemed appropriate by it. The Committee shall have full access to all books, records, facilities and personnel of the Company and shall have the power to retain outside counsel, independent auditors and other experts and advisers. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

           The Committee's job is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that financial management and the independent auditors have more time, knowledge and detailed information regarding the Company than do Committee members. Accordingly, in carrying out its oversight responsibilities, the Committee will not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

           The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

           The Committee shall be comprised of not less than two members of the Board.


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KEY RESPONSIBILITIES

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may perform any other duties deemed necessary or appropriate by the Committee or the Board or as are imposed by law, accounting standards or similar requirements.

     o The Committee shall review and discuss with management and the independent auditor the Company's financial statements, including, prior to public release, annual audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K), and interim financial statements to be included in the Company's quarterly reports, to be filed with the Securities and Exchange Commission (the "SEC") (including (a) any certification regarding the financial statements or the Company's internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company's senior executive and financial officers; and (b) the matters required to be discussed with the independent auditor by Statement of Auditing Standards ("SAS") No. 61, as such statement may be amended from time to time, including, without limitation, the amendments contained in SAS No. 90, and by SAS 100).

     o The Committee shall review and discuss with management and the independent auditor (i) all critical accounting policies and practices used by the Company; (ii) any material alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm; and (iii) material written communications between the independent auditor and the management, such as any management letter or schedule of unadjusted differences.

     o The Committee shall prepare a report to be included in the Company's annual proxy statement stating whether or not the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditor the matters required to be discussed by SAS No. 61 and 90; (iii) has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, as may be modified and supplemented, and has discussed with it its independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC.

     o The Committee shall discuss with management and the independent auditor significant issues regarding accounting principles and policies, as well as the quality and adequacy of the Company's internal controls.


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     o    The Committee, subject to any action that may be taken by the full
          Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the independent auditor.

     o    The Committee shall:

          o    approve the fees to be paid to the independent auditor;

          o review and pre-approve any audit and permitted non-audit services (including the fees and terms thereof) provided by the Company's independent auditor (with pre-approvals disclosed as required in the Company's periodic public filings);

          o request from the independent auditor annually, and review, a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard Number 1 (as modified or supplemented);

          o discuss with the independent auditor any such disclosed relationships and their impact on the independent auditor's independence, and recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence; and

          o evaluate, and assure the regular rotation of, the lead audit partner of the independent auditor as required by law.




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